Exhibit 10.33

Joinder Agreement
For
Tim Sullivan

The undersigned hereby agrees to be bound by the terms and conditions of the Employment Security Plan of Internap Network Services, Inc., dated as of November 14, 2007, as if he or she initially had executed such Plan as a party thereto, and, without by implication limiting the foregoing, agrees to each acknowledgment, covenant and other agreement contained therein.

Notwithstanding the provisions of the Employment Security Plan, the Applicable Multiple for a Qualifying Termination During a Protection Period listed on Schedule B shall be two (2).

/s/ Tim Sullivan
Tim Sullivan

November 13, 2007
Date

Accepted:
INTERNAP NETWORK SERVICES, INC.

By:	Eric Suddith
Its:	VP of Human Resources
Date:	November 13, 2007